Exhibit 99.1

Pope Resources Reports First Quarter Income Of $7.8 Million

POULSBO, Wash., April 30, 2015 /PRNewswire/ -- Pope Resources (NASDAQ:POPE) reported net income attributable to unitholders of $7.8 million, or $1.80 per ownership unit, on revenue of $26.9 million for the quarter ended March 31, 2015. This compares to net income attributable to unitholders of $12.2 million, or $2.75 per ownership unit, on revenue of $37.8 million for the comparable period in 2014.

Cash provided by operations for the quarter ended March 31, 2015 was $9.1 million, compared to $20.2 million for the first quarter of 2014.

"While comparisons with last year's record first quarter make it look otherwise, results for Q1 2015 were solid, thanks especially to some significant Real Estate segment sales," said Tom Ringo, President and CEO. "As for the timber side of our business, mild winter weather conditions in the Pacific Northwest allowed for an expanded flow of log supply in an atypical seasonal pattern. Coupled with weak demand from Asia related to swollen port inventories, these factors exerted downward pressure on our log price realizations."

First quarter 2015 highlights

  Harvest volume was 25 million board feet (MMBF) in Q1 2015 compared to 30 MMBF in Q1 2014, a 17% decrease. These harvest volume figures do not include timber deed sales of 0.6 MMBF sold by ORM Timber Fund III in Q1 2015.  The harvest volume and log price realization metrics cited below also exclude these timber deed sales.
  Average realized log price per thousand board feet (MBF) was $609 in Q1 2015 compared to $701 per MBF in Q1 2014, a 13% decrease.
  Fund properties contributed 49% of Q1 2015 harvest volume, compared to 53% in Q1 2014.
  As a percentage of total harvest, volume sold to export markets in Q1 2015 decreased to 19% from 42% in Q1 2014, with a correspondingly larger increase in the mix of volume sold to domestic markets to 56% in Q1 2015 from 43% in Q1 2014. Pulpwood comprised 18% of the Q1 2015 harvest compared to 12% in Q1 2014.
  The percentage of total harvest comprised of Douglas-fir sawlogs dropped to 46% in Q1 2015 from 60% in Q1 2014, with an increase in the whitewood sawlog component to 24% in Q1 2015 from 22% in Q1 2014. Cedar and hardwood comprised 11% of the Q1 2015 harvest compared to 6% in Q1 2014.
  Timberland acquisitions during Q1 2015: the Partnership closed on a timberland purchase of $2.9 million, adding 578 acres to the Hood Canal tree farm portion of its timberland portfolio.
  Real Estate sales closed during Q1, 2015:
    42 lots from our Harbor Hill project in Gig Harbor, Washington for $5.6 million.
    $4.9 million conservation easement and land sale on 3,607 acres in Jefferson County, Washington, of which 215 acres were sold outright and the balance subject to the easement that precludes development but allows continued timberland operations.

First quarter operating results

Fee Timber:

Fee Timber operating income for Q1 2015 was $4.9 million, compared to $9.2 million for Q1 2014. This 47% decrease in segment operating income was due to the combination of an 17% decrease in harvest volume and a 13% decrease in log prices. Tightening credit conditions in China have resulted in a reduction in purchases of logs delivered there, causing a build-up of inventory. In addition, a strengthening US dollar and weakening Russian ruble have made Russian logs more attractive to Chinese importers. Supply in the domestic market has increased as relatively mild weather has allowed operations to continue on timberlands that normally are not accessible this time of year. These supply and demand factors have combined to account for the decrease in pricing.

Timberland Management:

Our Timberland Management segment generates its revenue by managing three private equity timber funds, one of which is in the final stages of its wind-down. All three funds are consolidated into the Partnership's financial statements due to the Partnership's control of the Funds. As such, all fees earned by the Timberland Management segment associated with managing the Funds are eliminated from revenue in the Partnership's consolidated financial statements, leaving an operating loss for this segment that consists entirely of operating expenses. Conversely, this fee revenue is an expense to the Fee Timber segment and the expense is also eliminated when the Funds are consolidated into the Partnership's financial statements. As a result of this consolidation for external reporting purposes, we eliminated $834,000 and $875,000 of timber fund management fee revenue for Q1 2015 and Q1 2014, respectively. Operating losses incurred by this segment for Q1 2015 and Q1 2014 totaled $729,000 and $610,000, respectively, after eliminating revenue earned from managing the funds.

Following the sale of the Fund I assets in Q3 and Q4 2014 and the Q4 2014 acquisition by Fund III, our two remaining funds collectively own 80,000 acres representing $312 million in assets under management. As of March 31, 2015 Fund III has $50.8 million of its original $180 million capital commitment remaining to invest with the Partnership's portion of this remaining capital commitment representing $2.5 million.

Real Estate:

Our Real Estate segment posted operating income of $5.1 million in Q1 2015 compared to $7.0 million for Q1 2014. The primary drivers of Q1 2015 results were sales of 42 lots from our Harbor Hill project in Gig Harbor, Washington for $5.6 million together with a $4.9 million conservation easement and land sale on 3,607 acres in Jefferson County, Washington. Results for Q1 2014 included sales of 107 lots from our Harbor Hill project for $10.7 million plus a $4.6 million conservation land sale.

General & Administrative (G&A):

G&A expenses for Q1 2015 and Q1 2014 were $1.2 million and $1.3 million, respectively. The decrease between 2014 and 2015 in G&A expenses was due primarily to vacant positions that have since been filled.

Environmental Remediation Liability

Over a year after entering into a stipulated order and consent decree, we expect the project design for our Port Gamble, Washington environmental remediation project to be substantially complete by mid-2015. A handful of design issues remain to be resolved, however, and we continue to work with the regulatory agencies and other stakeholders on these issues. We anticipate resolving the project design substantially in either the second or third quarter of this year, though final approval may occur later, which could result in a change to our estimated liability.

Outlook

We expect log prices to reach their lowest point for 2015 in the second quarter and then begin to recover late in the third quarter or early in the fourth quarter. Due to this weaker pricing environment, we are delaying a portion of our harvest and now expect total annual log harvest and stumpage sale volume of between 83 and 88 MMBF for 2015 compared to our previous estimate of approximately 100 MMBF. The majority of this reduction is attributable to tree farms owned by the Funds that are located in areas more strongly influenced by the export market. Good access to logging contractors in these regions provides us confidence that we will be able to increase our harvest when markets improve. We expect that log markets will continue to be volatile over the next several quarters and this will influence our harvest decisions as the year unfolds.

We expect additional land sales from our Real Estate segment over the remainder of 2015, although the timing of these transactions could be impacted by permitting or other delays.

The financial schedules attached to this earnings release provide detail on individual segment results and operating statistics.

About Pope Resources

Pope Resources, a publicly traded limited partnership, and its subsidiaries Olympic Resource Management and Olympic Property Group, own or manage 191,000 acres of timberland and development property in Washington, Oregon, and California. We also manage, co-invest in, and consolidate three private equity timber funds, for which we earn management fees. These funds provide an efficient means of investing our own capital in Pacific Northwest timberland while earning fees from managing the funds for third-party investors. The company and its predecessor companies have owned and managed timberlands and development properties for over 160 years. Additional information on the company can be found at www.poperesources.com. The contents of our website are not incorporated into this release or into our filings with the Securities and Exchange Commission.

Forward Looking Statements

This press release contains a number of projections and statements about our expected financial condition, operating results, business plans and objectives. These statements reflect management's estimates based on current goals and its expectations about future developments. Because these statements describe our goals, objectives, and anticipated performance, they are inherently uncertain, and some or all of these statements may not come to pass. Accordingly, they should not be interpreted as promises of future management actions or financial performance. Our future actions and actual performance will vary from current expectations and under various circumstances the results of these variations may be material and adverse. Among those forward-looking statements contained in this report are statements about management's expectations for future log prices, harvest volumes and markets, and statements about our expectations for future sales in our Real Estate segment. However, readers should note that all statements other than expressions of historical fact are forward-looking in nature. Some of the factors that may cause actual operating results and financial condition to fall short of expectations include our ability to accurately estimate the cost of ongoing and changing environmental remediation obligations, and our ability to anticipate and address the political and regulatory climate that affects these obligations; our ability to consummate various real estate transactions on the terms management expects; our ability to manage our timber funds and their assets in a manner that our investors consider acceptable, and to raise additional capital or establish new funds on terms that are advantageous to the Partnership; conditions in the housing construction and wood-products markets, both domestically and globally, that affect demand for our products; the effects of competition, particularly by larger and better-financed competitors; factors that affect our ability to anticipate and respond adequately to fluctuations in the market prices for our products; fluctuations in foreign currency exchange rates that affect both competition for sales of our products and our customers' demand for them; environmental and land use regulations that limit our ability to harvest timber and develop property, including changes in those regulations; conditions affecting credit markets as they affect the availability of capital and costs of borrowing; labor, equipment and transportation costs that affect our net income; our ability to anticipate and mitigate potential impacts of our operations on adjacent properties; the impacts of natural disasters on our timberlands and on surrounding areas; and our ability to discover and to accurately estimate other liabilities associated with our assets. Other factors are set forth in that part of our Annual Report on Form 10-K entitled "Risk Factors."

Other issues that may have an adverse and material impact on our business, operating results, and financial condition include those risks and uncertainties discussed in our other filings with the Securities and Exchange Commission. Forward-looking statements in this release are made only as of the date shown above, and we cannot undertake to update these statements.

Pope Resources, A Delaware Limited Partnership
Unaudited

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(all amounts in $000's, except per unit amounts)

	Three months ended March 31,
	2015	2014

Revenue	$26,908	$37,779
Cost of sales	(14,497)	(18,924)
Operating expenses	(4,338)	(4,607)
Operating income	8,073	14,248
Interest expense, net	(745)	(574)
Income before income taxes	7,328	13,674
Income tax expense	(340)	(157)
Net income	6,988	13,517
Net (income) loss attributable to noncontrolling interests	821	(1,276)
Net income attributable to Pope Resources' unitholders	$7,809	$12,241

Basic and diluted weighted average units outstanding	4,295	4,386

Basic and diluted net income per unit	$1.80	$2.75

CONDENSED CONSOLIDATING BALANCE SHEETS
(all amounts in $000's)

	March 31, 2015				December 31, 2014

Assets:	Pope	ORM Timber Funds	Consolidating Entries	Consolidated
Cash and cash equivalents	$16,476	$9,629		$26,105	$24,028
Land held for sale	4,493			4,493	7,160
Other current assets	7,522	953	($901)	7,574	6,292
Total current assets	28,491	10,582	(901)	38,172	37,480
Timber and roads, net	32,311	194,410		226,721	227,144
Timberlands	14,904	33,368		48,272	47,933
Buildings and equipment, net	6,017	17		6,034	6,039
Land held for development	27,389			27,389	26,040
Investment in ORM Timber Funds	18,952		(18,952)	-	-
Other assets	375	151		526	441
Total	$128,439	$238,528	($19,853)	$347,114	$345,077
Liabilities and equity:
Current liabilities	$3,625	$2,225	($901)	$4,949	$5,405
Current portion of long-term debt	5,110			5,110	5,109
Current portion of environmental remediation	4,600			4,600	3,700
Total current liabilities	13,335	2,225	(901)	14,659	14,214
Long-term debt	27,464	57,380		84,844	84,872
Environmental remediation	16,766			16,766	17,951
Other long-term liabilities	141			141	411
Total liabilities	57,706	59,605	(901)	116,410	117,448
Partners' capital	70,733	178,923	(179,886)	69,770	64,216
Noncontrolling interests			160,934	160,934	163,413
Total	$128,439	$238,528	($19,853)	$347,114	$345,077

RECONCILIATION BETWEEN NET INCOME (LOSS) AND CASH FLOWS FROM OPERATIONS
(all amounts in $000's)

	Three months ended March 31,
	2015	2014

Net income	$6,988	$13,517
Added back:
Depletion	3,211	3,437
Depreciation and amortization	155	178
Equity-based compensation	338	450
Excess tax benefit from equity-based compensation	(5)	-
Real estate project expenditures	(2,586)	(1,530)
Deferred taxes	179	-
Cost of land and timber sold	4,078	6,921
Change in environmental remediation liability	(286)	(11)
Change in other operating accounts	(2,950)	(2,746)
Cash provided by operations	$9,122	$20,216

SEGMENT INFORMATION
	(all amounts in $000's)

	Three months ended March 31,
	2015	2014

Revenue:
Partnership Fee Timber	$8,790	$11,144
Funds Fee Timber	7,156	10,965
Total Fee Timber	15,946	22,109
Timberland Management	-	-
Real Estate	10,962	15,670
Total	26,908	37,779
Operating income (loss):
Fee Timber	4,860	9,221
Timberland Management	(729)	(610)
Real Estate	5,132	6,959
General & administrative	(1,190)	(1,322)
Total	$8,073	$14,248

SELECTED STATISTICS

	Three months ended March 31,
	2015	2014
Log sale volumes by species (million board feet):
Sawlogs
Douglas-fir	11.3	18.0
Whitewood	5.9	6.7
Cedar	1.3	0.7
Hardwood	1.5	1.0
Pulpwood
All species	4.5	3.5
Total	24.5	29.9

Log sale volumes by destination (million board feet):
Export	4.7	12.5
Domestic	13.8	12.9
Hardwood	1.5	1.0
Pulpwood	4.5	3.5
Subtotal log sale volumes	24.5	29.9
Timber deed sale	0.6	-
Total	25.1	29.9

Average price realizations by species (per thousand board feet):	Three months ended March 31,
	2015	2014
Sawlogs
Douglas-fir	644	765
Whitewood	555	695
Pine	n/a	n/a
Cedar	1,509	1,406
Hardwood	646	599
Pulpwood
All species	328	269
Overall	609	701

Average price realizations by destination (per thousand board feet):
Export	665	793
Domestic	676	737
Hardwood	646	599
Pulpwood	328	269
Overall log sales	609	701
Timber deed sale	357	-

Owned timber acres	111,000	110,000
Acres owned by Funds	80,000	91,000
Depletion per MBF -Partnership Tree Farms	47	48
Depletion per MBF -Fund Tree Farms	209	174
Capital and development expenditures ($000's)	3,148	1,911

PERIOD TO PERIOD COMPARISONS
(Amounts in $000's except per unit data)

Q1 2015 vs.
Q1 2014
Net income (loss) attributable to Pope Resources' unitholders:
1st Quarter 2015	$7,809
1st Quarter 2014	12,241
Variance	($4,432)

Detail of earnings variance:
Fee Timber
Log volumes (A)	($3,730)
Log price realizations (B)	(2,258)
Timber deed sale	211
Production costs	1,245
Depletion	257
Other Fee Timber	(86)
Timberland Management	(119)
Real Estate
Land sales	(6,021)
Conservation easement sales	4,311
Timber depletion on land sale	(39)
Other Real Estate	(78)
General & administrative costs	132
Net interest expense	(171)
Taxes	(183)
Noncontrolling interest	2,097
Total variance	($4,432)

(A) Volume variance calculated by extending change in sales volume by the average log sales price for the comparison period.
(B) Price variance calculated by extending the change in average realized price by current period volume.

CONTACT: John D. Lamb, Vice President and CFO, 360.697.6626, Fax 360.697.1156